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                                                                    Exhibit 99.3
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               Consent to be Named as About to Become a Director
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                       of Nexstar Broadcasting Group, Inc.
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     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I,
Martin Pompadur, hereby agree and consent to be named as about to become a director of Nexstar Broadcasting Group, Inc. ("Nexstar") in the Registration Statement on Form S-1 filed by Nexstar with the Securities and Exchange Commission.

     Dated as of May 31, 2002.

                                                 /s/ Martin Pompadur
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                                                 MARTIN POMPADUR